                                  ATTACHMENT A

                                   NUCO2 INC.

             BENEFICIAL SECURITY OWNERSHIP TABLE AS OF MAY 11, 2004

A) Securities Owned by/Affiliated with William P. Egan

---------------------------------------------------------------
Name                                        Security
----                                        --------
---------------------------------------------------------------
William P. Egan                  131,000 shares Common
                                 Stock
---------------------------------------------------------------
The William P. Egan 1985         123,750 shares Common
Children's Trust (1)(2)          Stock

---------------------------------------------------------------
The William P. Egan 1985         62,050 shares Common
Children's Trust(1)(2)           Stock
---------------------------------------------------------------
KBGM LLC (3)                     20,000 shares Common
                                 Stock
---------------------------------------------------------------

B) Securities Owned by/Affiliated with Craig L. Burr

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Name                                        Security
----                                        --------
----------------------------------------------------------------
Craig L. Burr                    156,000 shares Common Stock

----------------------------------------------------------------
The Craig L. Burr 1985           131,000 shares Common Stock
Children's Trust (4)(5)
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The Craig L. Burr 1985           200,000 shares Common Stock
Children's Trust (4)(5)
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Matthew Burr (6)                 26,150 shares Common Stock
----------------------------------------------------------------
Lander Burr (7)                  26,150 shares Common Stock
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Bettina Looram                   30,000 shares Common Stock
Privatstiftung (8)
----------------------------------------------------------------
Craig Burr                       Director's Options to purchase
                                 28,000 shares Common Stock
----------------------------------------------------------------

C) Summary

------------------------------------------------------------------------
Beneficial Owner                                  Shares of Common Stock
----------------                                  ----------------------
------------------------------------------------------------------------
William P. Egan and affiliated entities           336,800
------------------------------------------------------------------------
Craig L. Burr and affiliated entities             597,300
------------------------------------------------------------------------
Total                                             934,100 (9)
------------------------------------------------------------------------

Notes:

(1)  of which Mr.  Egan,  a principal  of Burr,  Egan,  Deleage & Co. (a venture capital  firm  founded by Messrs.  Craig L. Burr,  William P. Egan and Jean
     Deleage), is neither a trustee nor claims any beneficial ownership.
(2)  of which Mr. Burr, a principal of Burr,  Egan,  Deleage & Co., is a trustee but disclaims all beneficial ownership.
(3)  of which Mr. Egan, a Managing  Member,  has a 15% ownership  interest;  The
     William P. Egan 1985 Children's Trust has a 60% ownership interest; and the
     Duniry  Foundation,  of which Mr.  Egan is a trustee,  has a 25%  ownership interest.  Mr. Egan disclaims beneficial interest of such securities except for the 15% personally attributable to him as an individual.
(4)  of which Mr. Burr, a principal of Burr,  Egan,  Deleage & Co., is neither a trustee nor claims any beneficial ownership.
(5)  of which Mr. Egan, a principal of Burr,  Egan,  Deleage & Co., is a trustee but disclaims all beneficial ownership.
(6)  of which Matthew Burr, a son of Craig L. Burr, is the beneficial  owner and to which Craig L. Burr disclaims beneficial ownership.
(7)  of which Lander Burr, a son of Craig L. Burr, is the  beneficial  owner and to which Craig L. Burr disclaims beneficial ownership.
(8)  of which Mr. Burr is a trustee but disclaims beneficial ownership.
(9)  Mr. Burr and Mr. Egan may consult  with each other in  connection  with the acquisition and disposition of securities of the Issuer.